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                                                              Exhibit 10.40



                        GUARANTY AND SURETY AGREEMENT


                                      by


               SIGMATRON INTERNATIONAL, INC., (the "Guarantor")

                 Chief Executive Office and Mailing Address:

                             2201 Landmeier Road
                      Elk Grove Village, Illinois 60007


                                 in favor of


               HSBC BUSINESS LOANS, INC. (the "Secured Party")


                               Mailing Address:


                     190 South LaSalle Street, Suite 1100
                           Chicago, Illinois 60603




                         Dated as of January 30, 1998





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                        GUARANTY AND SURETY AGREEMENT

     This GUARANTY AND SURETY AGREEMENT (the "Guaranty") is made as of January 30, 1998, by the Guarantor in favor of the Secured Party.

                                   BACKGROUND

     A. SMT Unlimited L.P. (the "Debtor") and the Secured Party, as the assignee of Marine Midland Bank and Marine Midland Business Loans, Inc., are currently parties to a Loan and Security Agreement, dated as of June 19, 1995 (such agreement, together with any amendments or modifications to it from time to time, shall be referred to herein as the "Loan Agreement").

     B. Pursuant to an amendment to the Loan Agreement being entered into substantially concurrently herewith, the Secured Party has agreed to continue to extend credit to the Debtor, waive certain covenant defaults, and revise certain financial covenants conditioned upon the Guarantor's agreement to execute and deliver this Guaranty to the Secured Party.

     C. The Guarantor has independently determined that execution, delivery, and performance of this Guaranty will directly benefit it and are within the corporate purposes and best interests of the Guarantor.

     NOW, THEREFORE, in consideration of these background recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor and the Secured Party agree as follows:

SECTION 1. REFERENCE TO LOAN AGREEMENT.

     (A) Reference is hereby made to the Loan Agreement for a statement of the terms and conditions thereof.

     (B) All capitalized terms utilized in this Guaranty which are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

SECTION 2. GUARANTY OF PAYMENT AND PERFORMANCE; INDEMNIFICATION.

     (A) The Guarantor hereby irrevocably, absolutely, and unconditionally guarantees and becomes surety for the full and prompt payment to the Secured Party when due, whether by acceleration or otherwise, of any and all indebtedness of the Debtor to the Secured Party, including, without limitation, all extensions, renewals, and replacements of such indebtedness:

         (i) whether such indebtedness is for principal, interest, fees, costs, expenses, or otherwise;

        (ii)  whether such indebtedness exists now or is hereafter incurred;

       (iii) whether such indebtedness arises from the Loan Agreement, the Transaction Documents, or otherwise;

        (iv) whether such indebtedness is direct, indirect, related, unrelated, similar, dissimilar, primary, absolute, secondary, contingent, secured, unsecured, matured, or unmatured;

         (v) whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred;

        (vi) whether such indebtedness is contracted for with the Secured Party or with another party or parties and acquired by the Secured Party;

       (vii) whether such indebtedness is contracted for by the Debtor alone or jointly or severally with another or others; and

      (viii) whether such indebtedness is incurred by the Debtor prior to, during, or after any filing by the Debtor or against the Debtor of any petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under bankruptcy, insolvency, or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction, and notwithstanding the Debtor's legal status as a debtor or a debtor-in-possession or the Debtor's discharge in any such proceeding.

     (B) The Guarantor hereby irrevocably, absolutely and unconditionally guarantees and becomes surety for the due, full, prompt, and unconditional performance of all present and future obligations and agreements of every kind of the Debtor to or with the Secured Party. The indebtedness, obligations, and agreements enumerated in Sections 2(A) and 2(B) of this Guaranty shall be collectively referred to herein as the "Obligations".

     (C) The Guarantor hereby acknowledges and agrees that:

         (i) although applicable bankruptcy or insolvency laws may relieve all or part of the Debtor's obligations for interest, default interest, fees, costs, or expenses under the Transaction Documents or otherwise, the Guarantor shall continue to be liable for such obligations as if bankruptcy or insolvency of the Debtor had not occurred;




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        (ii)  the Obligations of the Guarantor under this Guaranty may exceed allowable obligations of the Debtor to the Secured Party under such bankruptcy and insolvency laws; and

       (iii) to this extent, the Guarantor's liability to the Secured Party hereunder may not be co-extensive with the Debtor's liability to the Secured Party under the Transaction Documents or otherwise.

SECTION 3.   NATURE OF GUARANTY; TERMINATION.

     (A) This Guaranty is a continuing guaranty of the Obligations (irrespective of the aggregate amount thereof and whether or not the Obligations from time to time exceed the amount of this Guaranty if this Guaranty is limited pursuant to Section 10 hereof), independent of and in addition to any other guaranty, endorsement, surety agreement, collateral, or other agreement held by the Secured Party for the Obligations or any part thereof, whether executed or granted by the Guarantor or otherwise. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and the Guarantor waives any defense which may otherwise act as a result of, any of the following:

         (i) any lack of validity or enforceability of any Transaction Document or any other document, agreement, or writing creating or evidencing any of the Obligations, including, without limitation, the lack of validity or enforceability of all or any portion of any liens or security interests securing all or any part of the Obligations;

        (ii) any non-perfection of any lien on or security interest in the Collateral or any collateral securing all or any part of the Obligations or this Guaranty or any failure by the Secured Party to protect, preserve, or insure the Collateral or any collateral securing all or any part of the Obligations or this Guaranty; or

       (iii) any event or circumstance which might operate under applicable law to discharge the liability of the Guarantor hereunder or might otherwise constitute or give rise to a defense available to the Debtor, the Guarantor, or any other guarantor of any of the Obligations.

     (B) This Guaranty is a guaranty of payment, not of collection.

     (C) This Guaranty shall remain in full force and effect until all of the Obligations and other fees, costs, and expenses payable by the Guarantor pursuant to Section 4 hereof have been paid or performed in full and the Secured Party has no further obligation or commitment to the Debtor to advance funds under the Loan Agreement or otherwise. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded, voided, or rendered void or voidable as a preferential transfer, impermissible set-off, or fraudulent conveyance or must




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otherwise be returned or disgorged by the Secured Party, as if such rescinded, avoided, voided, or voidable payment had not been made.

SECTION 4.    COSTS AND EXPENSES.

     (A) The Guarantor agrees to pay on demand all fees, costs, and expenses of every kind incurred by the Secured Party for any purpose arising from, relating to, or in connection with the Obligations, the Debtor, or this Guaranty, including, without limitation, fees, costs, and expenses incurred by the Secured Party in enforcing this Guaranty, in collecting any Obligations from the Debtor or the Guarantor, or in realizing upon or protecting the Collateral or any collateral securing all or any part of the Obligations or this Guaranty.

     (B) The Guarantor specifically acknowledges and agrees that the fees, costs, and expenses described in the preceding subsection include, without limitation, actual attorneys' fees and expenses incurred by the Secured Party in retaining counsel for any purpose arising from, relating to, or in connection with the Obligations, the Debtor, or this Guaranty, including, without limitation, attorneys' fees and expenses incurred by the Secured Party in retaining counsel for advice, suit, or appeal, or for any bankruptcy, insolvency, or similar proceeding under the Federal Bankruptcy Code or otherwise.

SECTION 5.    WAIVERS OF THE GUARANTOR.

     (A) The Guarantor hereby agrees that the Guarantor shall not have, and hereby expressly waives forever:

         (i) any right to require promptness and diligence on the part of the Secured Party;

        (ii) any right to receive notices, including, without limitation, notice of the acceptance of this Guaranty or of the incurrence of any Obligation by the Debtor, notice of any action taken by the Secured Party or the Debtor pursuant to any document, agreement, or writing relating to the Obligations, notice of any Event of Default, notice of Secured Party's intent to accelerate the Indebtedness or any part thereof, notice of such acceleration, or notice of the intended disposition of the Collateral or any collateral securing all or any part of the Obligations or this Guaranty;

       (iii) any right to contest any of the procedures or actions taken by the Secured Party with respect to the Collateral or any collateral securing all or any part of the Obligations or this Guaranty, pursuant to
     Section 9-504(3) of the Uniform Commercial Code or otherwise; and

        (iv) any right to require the Secured Party to advise the Guarantor of any information known to the Secured Party regarding the financial or other




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     condition of the Debtor, the Guarantor acknowledging that the Guarantor is responsible for being and keeping informed regarding such condition.

     (B) The Guarantor hereby agrees that the Guarantor shall not have, and hereby expressly waives, until after all of the Obligations and any other obligations of the Guarantor under Section 4 hereof have been irrevocably satisfied, any right to subrogation, indemnification, or contribution and any other right to payment from or reimbursement by the Debtor, in connection with or as a consequence of any payment made by the Guarantor hereunder, any right to enforce any right or remedy which the Secured Party has or may hereafter have against the Debtor and any benefit of, and any right to participate in, the Collateral or any collateral securing all or any part of the Obligations or any payment made to the Secured Party or collection by the Secured Party from the Debtor. If the Guarantor shall receive any amount or payment arising from, relating to, or in connection with such subrogation, indemnification, or contribution rights at any time when any of the Obligations or any other obligations of the Guarantor hereunder remain unpaid, all such amounts or payments shall be held in trust for the benefit of the Secured Party, shall be segregated from any other funds of the Guarantor, and shall immediately be delivered to the Secured Party to be applied by the Secured Party against the Obligations or such other obligations, in the sole discretion of the Secured Party.

SECTION 6.    PAYMENT OF THE OBLIGATIONS.

     If any Obligation is not paid punctually when due, subject to any applicable grace period, including, without limitation, any Obligation due by acceleration of the maturity thereof, the Guarantor shall immediately pay such Obligation or cause such Obligation to be paid in full:

        (A) without deduction for any set-off, recoupment, defense, or counterclaim;

        (B) without requiring and notwithstanding the lack of protest or notice of nonpayment or default to the Guarantor, the Debtor, or any other person;

        (C)   without demand for payment or proof of such demand; and

        (D) without requiring and without any obligation on the part of the Secured Party to resort first to the Debtor, to the Collateral, or to any collateral securing all or any part of the Obligations or this Guaranty, or to any other guaranty or endorsement which the Secured Party may hold as security for payment of the Obligations.





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SECTION 7.    RIGHTS AND REMEDIES OF THE SECURED PARTY.

     (A) The Guarantor acknowledges and agrees that the Secured Party may, without the consent of, notice or demand to, or reservation of rights against the Guarantor, and without affecting the Guarantor's obligations hereunder, from time to time:

         (i) renew, extend, increase, accelerate, or otherwise change the time for payment of, the terms of, or the rate of interest applicable to the Obligations or any part thereof;

        (ii) accept and hold collateral securing payment of the Obligations, or any part thereof, and exchange, enforce, or release the Collateral, such collateral, or any part thereof;

       (iii) accept and hold any endorsement or guaranty of payment of the Obligations or any part thereof, and partially or fully discharge, release, or substitute the obligations of any such endorser or guarantor, or any person or entity who has pledged any collateral as security for payment of the Obligations, or waive any rights or remedies with respect to any thereof;

        (iv) partially or fully discharge or release, or waive any rights or remedies with respect to, the Debtor;

         (v) dispose of the Collateral or any collateral securing all or any part of the Obligations or this Guaranty in any manner or order as the Secured Party, in its sole discretion, deems appropriate; and

        (vi) determine the manner, amount, and time of application of payments and credits to be made on all or any part of the Obligations (whether for principal, interest, fees, costs, expenses, or otherwise), and, if this Guaranty is limited in amount pursuant to Section 10 hereof, apply such payments and credits first to reduce Obligations exceeding the amount of this Guaranty.

     (B) Upon the occurrence of any Event of Default, the Secured Party may, at any time and from time to time without prior notice to the Guarantor, set-off and apply any and all deposits (general or special, time or demand, provisional or final) held and other indebtedness owing by the Secured Party to or for the credit of the Guarantor against the Obligations, irrespective of whether the Secured Party shall have made any demand under this Guaranty. The Secured Party agrees to notify the Guarantor after any such set-off and application, provided that failure to give such notice to the Guarantor shall not affect the validity of such set-off and application.





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

SECTION 8.  REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

     The Guarantor hereby represents and warrants as follows:

     (A) The Guarantor is duly organized and existing in good standing under the laws of the state of its incorporation and is duly licensed or qualified to do business and is in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification.

     (B) The execution, delivery, and performance of this Guaranty is within the Guarantor's corporate powers, have been duly authorized by all necessary and appropriate corporate and shareholder action, and are not in contravention of any law or the terms of the Guarantor's articles or certificate of incorporation or by-laws or any amendment thereto, or of any indenture, agreement, undertaking, or other document to which the Guarantor is a party or by which the Guarantor or any of the Guarantor's property is bound or affected.

     (C) No consent, license, approval, or authorization of, or registration, declaration, or filing with, any court, governmental body, authority, or other person or entity is required in connection with the valid execution, delivery, or performance of this Guaranty other than filings and recordings in connection with this Guaranty.

     (D) This Guaranty constitutes the legal, valid, and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or insolvency laws and laws affecting creditors' rights generally.

     (E) Except as disclosed in writing by the Guarantor to the Secured Party, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any basis therefor which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, or financial condition of the Guarantor.

     (F) The Guarantor is and during the term of this Guaranty will be at all times Solvent (as hereinafter defined), both before and after giving effect to the transactions contemplated by this Guaranty. "Solvent" means, with respect to the Guarantor on a particular determination date, that on such date:

           (i) the fair value of the property of the Guarantor is greater than the total amount of debts and other liabilities, including, without limitation, contingent and unliquidated liabilities of the Guarantor, and the liabilities of the Guarantor under this Guaranty;

           (ii) the present fair salable value of the assets of the Guarantor is greater than the amount that will be required to pay the probable liability of the Guarantor on its existing debts and other liabilities as they become absolute and

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

     matured, including, without limitation, the liabilities of the Guarantor under this Guaranty;

           (iii) the Guarantor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, including, without limitation, the liabilities of the Guarantor under this Guaranty;

           (iv) the Guarantor does not intend to, and does not believe that it will, incur debts or other liabilities beyond the Guarantor's ability to pay as such debts and other liabilities mature or become due, including, without limitation, the liabilities of the Guarantor under this Guaranty; and

           (v) the Guarantor is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, including, without limitation, the transactions contemplated by this Guaranty, for which the Guarantor's property would constitute unreasonably small capital.

     (G) The Guarantor has filed all federal, state, and local tax returns required to be filed or has obtained valid extensions of the dates upon which such returns are required to be filed, and has paid all taxes shown on such returns to be due.

     (H) No representation, warranty, or statement by the Guarantor contained herein or in any certificate, financial statement, or other document furnished by the Guarantor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it is made. There is no fact which the Guarantor knows or should know and has not disclosed to the Secured Party which does or may materially or adversely affect the Guarantor, the Debtor, or either of their respective operations.

SECTION 9. FINANCIAL STATEMENTS.

     The Guarantor shall furnish to the Secured Party:

     (A) within ninety (90) days after the end of each fiscal year, audited consolidated and consolidating financial statements of the Guarantor as of the end of such year, prepared by accountants satisfactory to the Secured Party, fairly presenting the Guarantor's financial position, which statements shall consist of a balance sheet and related statements of income, retained earnings, cash flow, and a statement of changes in financial position covering the period of the Guarantor's immediately preceding fiscal year;

     (B) within twenty (20) days after the end of each month (except in the case of each month ending on the last day of a fiscal quarter, in which case the financial statements called for hereby shall be due within forty five (45) days after the end of each such month), consolidated and consolidating financial


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

     statements of the Guarantor as of the end of such month fairly presenting the Guarantor's financial position, which statements shall consist of a balance sheet and related statements of income, retained earnings, cash flow, and a statement of changes in financial position covering the period from the end of the immediately preceding fiscal year to the end of such month, all in such detail as the Secured Party may request and certified to be correct by the president or chief financial officer of the Guarantor or other financial officer satisfactory to the Secured Party; and

         (C) promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Guarantor sends to its shareholders, and copies of any and all periodic and special reports and registration statements which the Guarantor files with the Securities and Exchange Commission.


SECTION 10. LIMITED AMOUNT OF GUARANTY ID.

     (A) This Guaranty is unlimited in amount unless an amount is inserted in the space at the end of this section. Only if an amount is so inserted, then the Obligations shall be deemed to be limited to that amount (hereinafter referred to as the "Limited Amount"), plus the sum of:

           (i) all unpaid interest which accrues on the Limited Amount until payment of the Limited Amount in full, calculated at the rate of interest applicable to the Indebtedness, as provided in the Loan Agreement; and

           (ii) all fees, costs, and expenses payable pursuant to Section 4 of this Guaranty.

     (B) The Limited Amount equals $500,000. [PARTIES MUST INITIAL]

                    on behalf of Guarantor          /s/ GRF
                                                    ---------
                    on behalf of Secured Party      /s/ MJO'C
                                                    ---------
SECTION 11. CONDITIONS TO RELEASE OF GUARANTY.

     Upon the written request of the Guarantor made upon the Secured Party within 120 days after the last day of the Debtor's most recently completed fiscal year (commencing with the fiscal year ending April 30, 1998), the Secured Party agrees to release this Guaranty provided that at the time of the requested release and immediately after giving effect thereto the following conditions precedent shall have been satisfied to the Security Party's reasonable satisfaction (i) the Debtor's net profit after partnership distributions in respect of income taxes for the most recently completed fiscal year (commencing with the fiscal year ending April 30, 1998) is equal to or greater than $500,000, (ii) the Debtor's cash flow (defined herein to mean the Debtor's net income before interest expense and partnership distributions in respect of income taxes) for the most recently completed fiscal year (commencing with the fiscal year ending April 30, 1998) is greater than the aggregate amount of current maturities of the Debtor's long-term debt outstanding as of the last day of such fiscal year, and (iii) no Event of Default, or event which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, exists.

SECTION 12. NOTICES.

     Any notices and other communications provided for hereunder shall be made by telegram, telex, electronic transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom sent one (1) Business Day after sending, if sent by telegram, telex, electronic transmitter, or overnight air courier, and three
(3) Business Days after mailing, if sent by certified or registered mail. All such notices and other communications to a party shall be addressed to such party at the address set forth on the cover page hereof or to such other address as such party may designate for itself in a notice to the other party given in accordance with this section.

SECTION 13. MISCELLANEOUS.

     (A) The Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Secured Party at its address as reflected on the cover page hereof.

     (B) No modification, recission, waiver, release, or amendment of any provision of this Guaranty shall be made, except by a written agreement signed by the Guarantor and a duly authorized officer of the Secured Party.

     (C) "Debtor" and "Guarantor" as used in this Guaranty shall include, respectively:

           (i) any successor, individual, association, partnership, or corporation to which all or a substantial part of the business or assets of the Debtor or the Guarantor shall have been transferred; and

           (ii) any other corporation into which the Guarantor or the Debtor (if the Guarantor is a corporation) shall have been merged, consolidated, reorganized, or absorbed, except that the Guarantor shall not have the right to assign its obligations hereunder or any interest herein.

     (D) "Secured Party" shall include the successors and assigns of the Secured Party.

     (E) The rights and benefits of the Secured Party hereunder shall, if the Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or the Obligations, or any part thereof.

     (F) No course of dealing between the Debtor or the Guarantor and the Secured Party, and no delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Secured Party are cumulative.

     (G) From time to time, the Guarantor shall take such action and execute and deliver to the Secured Party such additional documents, instruments, certificates, and agreements as the Secured Party may reasonably request to effectuate the purposes of this Guaranty.

     (H) Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

     (I) The provisions of this Guaranty are independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Guaranty is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

     (J) THIS GUARANTY AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN SUCH STATE.

     (K) THE GUARANTOR AND THE SECURED PARTY AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS GUARANTY MAY BE COMMENCED IN ANY COURT OF THE STATE OF ILLINOIS IN COOK COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN THE NORTHERN DISTRICT OF ILLINOIS, AND THE GUARANTOR WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE GUARANTOR, OR AS OTHERWISE PROVIDED BY THE LAWS OF SUCH STATE OR THE UNITED STATES.

     (L) This Guaranty may be executed in any number of counterparts and by the Secured Party and the Guarantor on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same Guaranty.

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

SECTION 14. WAIVER OF JURY TRIAL.

     THE GUARANTOR AND THE SECURED PARTY (BY ACCEPTANCE HEREOF) HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE GUARANTOR OR THE SECURED PARTY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO. THE GUARANTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SECURED PARTY WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. THE GUARANTOR ACKNOWLEDGES THAT THE SECURED PARTY HAS BEEN INDUCED TO ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.
                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by a duly authorized officer, as of the date first above written.


Attest:                                    Guarantor:

                                           SIGMATRON INTERNATIONAL, INC.

By /s/ Linda K. Blake                      By /s/ Gary R. Fairhead
  ------------------------------             ---------------------------------
   /s/ Linda K. Blake ,  CFO                  /s/ Gary R. Fairhead, President
  -------------------- ---------             --------------------- -----------
  (Print or Type Name) (Title)                (Print of Type Name)   (Title)


ACKNOWLEDGED AND ACCEPTED:

HSBC BUSINESS LOANS, INC.

By /s/ Michael J. O'Connell
  ---------------------------------
   /s/ Michael J. O'Connell,  V.P.
  ------------------------- -------
   (Print or Type Name)     (Title)

STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )

      On January 30, 1998, before me, a Notary Public in and for the County and State aforesaid, personally appeared GARY R. FAIRHEAD, a duly authorized officer of SigmaTron International, Inc., a Delaware corporation, who acknowledged the execution of the foregoing Guaranty and Surety Agreement as his own free and voluntary act for and on behalf of such corporation and stated that the representations herein contained are true and that his execution on behalf of such corporation was duly authorized and approved by all appropriate action of such corporation.


                                          /s/ Nancy B. Geiser
                                          -----------------------------
                                          Notary Public

My commission expires:

      4-25-01
----------------------